UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 13, 2009

Date of Report (date of earliest event reported)

OCCAM NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6868 Cortona Drive
Santa Barbara, California 93117

(Address of principal executive offices)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

On January 13, 2009, our Board of Directors approved the amendment and restatement of our bylaws which became effective immediately upon approval. Our amended and restated bylaws are primarily intended to enhance the advance notice provisions to ensure that these provisions are clear and unambiguous in light of recent developments in Delaware law.

Specifically, the principal amendments are set forth in Sections 5, 11 and 12 of Article II, and are summarized as follows:

•                  The advance notice provisions of the amended and restated bylaws shall be the exclusive method for stockholders to make nominations at annual meetings of stockholders (or special meetings of stockholders called to elect directors) or to properly bring other business before an annual meeting of stockholders.

•                  More detail is provided as to the requirements for a stockholder notice to be considered timely.

•                  Greater specificity is given regarding the categories of information which the stockholder proponent must provide about the nominee, the proponent and any business proposed by the stockholder, including disclosure of derivative or other hedging or similar arrangements (including any short positions) with respect to the ownership of shares of our capital stock by the stockholder or certain persons associated with the stockholder, relationships and/or arrangements with the stockholder’s nominee(s), and information that would enable our Board of Directors to determine a nominee’s eligibility to serve as a director.

•                  The advance notice deadlines for stockholder proposals and nominations were revised as described below.

The amended and restated bylaws contain other revisions in Article I, Article II, Article III and Article VI.  The preceding summary is qualified in its entirety by reference to the full text of the amended and restated bylaws themselves, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The deadline for stockholders to submit proposals to be considered for inclusion in our proxy statement for the 2009 annual meeting of stockholders remains unchanged from the previously disclosed date of December 30, 2008. Such proposals must also comply with the other provisions of our amended and restated bylaws, applicable to such stockholder proposals and the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the U.S. Securities and Exchange Commission.

However, in connection with the foregoing amendments to our bylaws, we shortened the deadline for the receipt of stockholder proposals to be considered at our 2009 annual meeting of stockholders that are not intended to be included in our proxy statement in accordance with Rule 14a-8.  The stockholder must now provide the information required by our amended and restated bylaws, and give timely notice to our secretary in accordance with our amended and restated bylaws, not later than the close of business on March 15, 2009.  However, if the date of the 2009 annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2008 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 for such meeting must be received not earlier than the close of business on the 120th day prior to the 2009 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to the 2009 annual meeting of stockholders or (2) the 10th day following the day on which Public Announcement (as such term is defined in our amended and restated bylaws) of the date of the 2009 annual meeting of stockholders is first made.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Occam Network, Inc., as amended on January 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCAM NETWORKS, INC.

By:	/s/ Jeanne Seeley
Jeanne Seeley
Senior Vice President & Chief Financial
Officer

Date:  January 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Occam Network, Inc., as amended on January 13, 2009.